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                                                                   EXHIBIT 23.03

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Netegrity, Inc.:

We consent to the incorporation by reference in the registration statements No. 333-82640, No. 333-87247, No. 333-87171 and No. 333-75909 on Form S-3 and No.
333-72528, No. 333-48428, No. 333-87567, No. 333-87943, No. 033-35318, No.
333-44893, No. 333-44895, No. 033-64779, No. 033-35225, No. 333-58759, No.
333-100882, No. 333-100881, No. 333-100880, No. 333-100879, No. 333-37796, No.
333-37797 and No. 333-35318 on Form S-8 of Netegrity, Inc. of our report dated January 29, 2003, with respect to the consolidated balance sheet of Netegrity, Inc. as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2002 annual report on Form 10-K/A of Netegrity, Inc., and our report with respect to related financial statement schedule, which report is incorporated by reference in the December 31,2002 annual report on Form 10-K/A of Netegrity, Inc.

As discussed in our Report of Independent Accountants, the consolidated financial statements of Netegrity, Inc. and subsidiaries as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations. As described in Note 1 to the consolidated financial statements, those financial statements have been restated. In our opinion, the adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of Netegrity, Inc. and subsidiaries other than respect to such adjustments and, accordingly, we do not express an opinion or any form of assurance on the 2001 consolidated financial statements taken as a whole.


                                    KPMG LLP

Boston, Massachusetts
March 4, 2003